Exhibit 99.1
August 6, 2010
ReSearch Pharmaceutical Services, Inc.
Unaudited Quarterly Report for the period ended June 30, 2010
ReSearch Pharmaceutical Services, Inc. (“RPS” or the “Company”), a leading provider of integrated clinical development outsourcing solutions to the biopharmaceutical industry, announces its results for the three and six months ended June 30, 2010. These statements include unaudited comparative results for RPS for the three and six months ended June 30, 2009.
In addition, RPS announces that it has today filed a Form 10-Q for the period ended June 30, 2010, as required by the Securities and Exchange Commission (“SEC”). A copy of the Form 10-Q is available on our website (www.rpsweb.com).
The following discussion of financial results for the three and six months ended June 30, 2010 is qualified by reference to the unaudited financial results included in this press release and the Company’s Form 10-Q for the period ended June 30, 2010, as filed with the SEC.
Financial results for the three months ended June 30, 2010
•	Service revenues for the second quarter of 2010 of $64.4 million grew $16.0 million, or 32.9%, as compared to the same period in 2009.

•	Direct costs increased 32.5% to $46.3 million for the second quarter of 2010, but decreased as a percentage of service revenue, to 71.9% from 72.1%, in the second quarter of 2009.

•
Selling, general, and administrative expenses increased 20.2% to $13.3 million for the second quarter of 2010 from $11.0 million for the second quarter of 2009, but decreased as a percentage of service revenue from 22.8% to 20.6% between those periods.

•	EBITDA for the second quarter of 2010 of $4.8 million, or 7.5% of service revenues, increased from $2.3 million, or 4.8% of service revenues, for the second quarter of 2009.

•
Income before provision for income taxes for the second quarter of 2010 of $3.7 million increased by $2.3 million from $1.4 million for the second quarter of 2009. Net income for the second quarter of 2010 increased to $1.5 million, from net income for the second quarter in 2009 of $486,000.

Financial results for the six months ended June 30, 2010
•	Service revenues for the six months ended June 30, 2010 of $122.4 million grew $28.7 million, or 30.6%, as compared to the same period in 2009.

•	Direct costs increased 30.2% to $88.7 million for the six months ended June 30, 2010, but decreased as a percentage of service revenue, from 72.7% to 72.5%, from the six months ended June 30, 2009.

•
Selling, general, and administrative expenses increased 21.7% to $25.7 million for the six months ended June 30, 2010 from $21.1 million for the six months ended June 30, 2009, but decreased as a percentage of service revenue to 21.0% from 22.5% between those periods.

•	EBITDA for the six months ended June 30, 2010 of $8.0 million, or 6.6% of service revenues, increased from $4.3 million, or 4.6% of service revenues, for the six months ended June 30, 2009.

August 6, 2010
•	Income before provision for income taxes for the six months ended June 30, 2010 of $5.4 million increased by $2.9 million from $2.5 million for the six months ended June 30, 2009. Net income for the six months ended June 30, 2010 increased by $0.5 million to $1.5 million, from net income for the six months ended June 30, 2009 of $1.0 million.
A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.
For further information please contact:
ReSearch Pharmaceutical Services, Inc.                         +1 215 540 0700
Dan Perlman, Chief Executive Officer
Steven Bell, Chief Financial Officer
Background on RPS
Headquartered in Ft. Washington, Pennsylvania, with subsidiary offices across Latin America, Europe and Asia, RPS is a next generation CRO and a leading provider of integrated clinical development and enhanced full-service outsourcing solutions to the biopharmaceutical industry. RPS provides services in connection with the design, initiation and management of clinical trials programs that are required to obtain regulatory approval to market biopharmaceutical products. Our innovative business model combines the expertise of a traditional CRO with the ability to provide flexible outsourcing solutions that are fully integrated within our clients’ clinical drug development infrastructure. This approach was designed to meet the varied needs of small, medium and large biopharmaceutical companies.
Supplemental non-GAAP financial information
EBITDA is a non-GAAP financial measure that is defined as net (loss) income before interest expense, income taxes and depreciation and amortization. The Company believes that net income is the most directly comparable GAAP measurement to EBITDA. EBITDA is presented because the Company believes it is useful to investors as widely accepted financial indicators of a company’s ability to service and/or incur indebtedness and because such disclosure provides investors with additional criteria used by the Company to evaluate our operating performance and in part, the performance-based compensation of certain of our employees. EBITDA is not defined under GAAP, should not be considered in isolation or as a substitute for a measure of our liquidity or performance prepared in accordance with GAAP and is not indicative of income from operations as determined under GAAP. EBITDA and other non-GAAP financial measures have limitations which should be considered before using these measures to evaluate the Company’s liquidity or financial performance. EBITDA does not include interest expense, income tax expense or depreciation and amortization expense, which may be necessary in evaluating the Company’s operating results and liquidity requirements or those of businesses we may acquire. The Company’s management compensates for these limitations by using EBITDA as a supplement to GAAP results to provide a more comprehensive understanding of the factors and trends affecting our business or any business we may acquire. Our computation of EBITDA may not be comparable to other similarly titled measures provided by other companies, because not all companies calculate this measure in the same fashion.

August 6, 2010
The following table reconciles net income to EBITDA:

	(in thousands)		(in thousands)
	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009

Reconciliation of net income to EBITDA:
Net income	$1,529	$486	$1,456	$989
Provision for income taxes	2,163	871	3,953	1,492
Interest (income) expense, net	207	79	433	136
Depreciation and amortization	931	874	2,202	1,671

EBITDA	$4,830	$2,310	$8,044	$4,288

August 6, 2010
Financial Data
ReSearch Pharmaceutical Services, Inc. and Subsidiaries
Consolidated Balance Sheets

	June 30,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,252,240	$3,468,104
Restricted cash	5,161,878	5,195,841
Accounts receivable, less allowance for doubtful accounts of $535,000 at June 30, 2010 and $398,000 at December 31, 2009, respectively	56,747,607	54,516,875
Deferred tax asset	500,900	473,940
Prepaid expenses and other current assets	4,442,707	4,795,030

Total current assets	$71,105,332	$68,449,790

Property and equipment, net	5,608,563	6,404,747
Other assets	1,564,898	1,627,453
Intangible assets subject to amortization, net	1,867,216	2,792,481
Goodwill	14,199,770	16,742,614
Deferred tax asset	212,332	243,593

Total assets	$94,558,111	$96,260,678

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,409,160	$3,526,931
Accrued expenses	10,992,273	14,551,527
Customer deposits	9,661,878	9,695,841
Deferred revenue	10,493,214	8,910,551
Line of credit	10,860,648	9,565,808
Current deferred tax liability	44,267	44,267
Current portion of capital lease obligations	494,937	553,689

Total current liabilities	$47,956,377	$46,848,614

Deferred tax liability	314,421	345,121
Other liabilities	2,313,028	2,510,351
Capital lease obligations, less current portion	122,823	250,576

Total liabilities	$50,706,649	$49,954,662

Stockholders’ equity:
Common stock, $.0001 par value:
Authorized shares — 150,000,000 at June 30, 2010 and December 31, 2009, issued and outstanding shares — 37,216,052 and 37,277,808 at June 30, 2010 and December 31, 2009, respectively.	3,728	3,728
Additional paid-in capital	45,895,863	45,601,325
Accumulated other comprehensive (loss) income	(4,164,581)	40,507
Retained earnings	2,116,452	660,456

Total stockholders’ equity	$43,851,462	$46,306,016

Total liabilities and stockholders’ equity	$94,558,111	$96,260,678

August 6, 2010
ReSearch Pharmaceutical Services, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Service revenue	$64,404,696	$48,446,362	$122,409,197	$93,705,236
Reimbursement revenue	8,794,086	5,905,352	15,499,981	10,940,328

Total revenue	73,198,782	54,351,714	137,909,178	104,645,564

Direct costs	46,310,269	34,940,337	88,731,922	68,159,696
Reimbursable out-of-pocket costs	8,794,086	5,905,352	15,499,981	10,940,328
Selling, general, and administrative expenses	13,274,627	11,045,742	25,671,180	21,091,012
Depreciation and amortization	931,488	874,207	2,201,768	1,670,629

Income from operations	3,888,312	1,586,076	5,804,327	2,783,899

Interest expense	(212,161)	(173,138)	(438,372)	(303,766)
Interest income	5,186	93,894	5,186	167,829
Other income (expense)	10,710	(149,938)	37,464	(167,102)

Income before provision for income taxes	3,692,047	1,356,894	5,408,605	2,480,860
Provision for income taxes	2,163,317	871,117	3,952,609	1,492,131

Net income	$1,528,730	$485,777	$1,455,996	$988,729

Net income per common share:
Basic	$0.04	$0.01	$0.04	$0.03
Diluted	$0.04	$0.01	$0.04	$0.03

Weighted average number of common shares outstanding:
Basic	37,265,344	36,746,835	37,271,665	36,746,648
Diluted	38,776,053	37,624,649	38,676,380	37,707,889

August 6, 2010
NOTES
The functional currency of RPS is US dollars because that is the currency of the primary economic environment in which the Company operates. These financial statements are presented in US dollars.
The financial statements are presented in conformity with accounting principles generally accepted in the United States and have been prepared using the same accounting policies as set forth in the financial statements for the year ended December 31, 2009 which are included in the Company’s Annual Report on Form 10-K filed with the SEC.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond RPS’ control. RPS’ actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the “Risk Factors” section of the Quarterly Report on Form 10-Q the Company filed with the SEC on August 6, 2010. Important factors that may cause actual results, levels of activity, performance or achievements to differ from the information expressed or implied by these forward-looking statements include, but are not limited to:
•	adverse economic conditions in general and in the biopharmaceutical industry in particular;

•	future demand for integrated solutions from the biopharmaceutical industry;

•	trends in research and development spending;

•	intense competition in the biopharmaceutical and CRO industries, including merger and acquisitions activity;

•	the Company’s ability to raise sufficient additional capital to operate its business;

•	lower than expected service revenue;

•	unexpected costs or other liabilities;

•	changes in laws, rules and regulations affecting the Company’s business and that of its clients;

•	the Company’s ability to predict its revenues, gross margin and operating income accurately;

•	expansion of the Company’s international operations;

•	the Company’s ability to manage its growth;

•	adverse results of any legal proceedings; and

•	the Company’s ability to attract or retain qualified personnel, including management, sales and marketing and scientific personnel.
All statements, other than statements of historical facts, included in this press release regarding RPS’ strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects, current expectations, forecasts, and plans and objectives of management are forward-looking statements, and you should not place undue reliance on them. When used in this press release, the words “aim,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “could,” “should,” “would,” “project,” “predict,” “plan,” “objectives,” “goals,” “potential,” “continue,” “ongoing” and similar expressions, or negatives of these words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this press release. Although RPS believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements in this press release are reasonable, the Company cannot assure you that these plans, intentions or expectations will be achieved. RPS does not undertake any obligation to update any forward-looking statements or other information contained in this press release, whether as a result of new information, future events or otherwise, except as required by federal securities laws.
See the “Risk Factors” section of the Quarterly Report on Form 10-Q filed by the Company on August 6, 2010 for a more detailed discussion of uncertainties and risks that may have an impact on the Company’s future results.